SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 4, 2010

PAR PHARMACEUTICAL COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 4, 2010 Par Pharmaceutical Companies, Inc. (the “Company”) announced that Lawrence A. Kenyon, Executive Vice President and Chief Financial Officer, will resign from his position effective June 30, 2010 in order to pursue other opportunities.

In addition, the Company announced that Michael A. Tropiano, currently the Vice President and Treasurer of Par Pharmaceutical, Inc. (“Par”) (the Company’s wholly-owned subsidiary), will be elected as Executive Vice President and Chief Financial Officer of the Company, effective July 1, 2010.

Mr. Tropiano, 52, has served as Vice President and Treasurer of Par since August 2005.  Mr. Tropiano served from 2001 to July 2005 as Vice President and Corporate Treasurer of Medpointe Pharmaceuticals and Assistant Treasurer from 1984 to 2001 of Carter-Wallace, Inc.  Mr. Tropiano, a Chartered Financial Consultant, will report directly to the Chairman, President and Chief Executive Officer.  The Company and Mr. Tropiano are currently discussing terms of a new employment agreement to replace his existing agreement.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  June 7, 2010

PAR PHARMACEUTICAL COMPANIES, INC.
(Registrant)

/s/ Thomas J. Haughey
Thomas J. Haughey, Executive Vice President,
Chief Administration Officer and General Counsel